Exhibit (a)(1)(D)

Offer To Purchase

All Outstanding Shares of Common Stock

of

ULTRALIFE CORPORATION

a Delaware corporation

at

$16.00 per share, payable in cash

Pursuant to the Offer to Purchase dated October 28, 2026

by

ENERSYS MERGERSUB INC.

a wholly owned subsidiary of

ENERSYS

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

5:00 P.M., NEW YORK CITY TIME,

ON DECEMBER 3, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED

(SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

October 28, 2026

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated October 28, 2026 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with this Offer to Purchase and other related tender offer materials, as each may be amended, supplemented or otherwise modified from time to time, constitutes, and we refer to as, the “Offer”) in connection with the offer by EnerSys Mergersub Inc., a Delaware corporation (which we refer to as “Merger Sub”) and a wholly owned subsidiary of EnerSys, a Delaware corporation (which we refer to as “EnerSys” or “Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.10 per share (which we refer to as the “Shares”), of Ultralife Corporation, a Delaware corporation (which we refer to as “Ultralife” or the “Company”), in exchange for $16.00 per Share, payable in cash, without interest and subject to reduction for any applicable withholding taxes (which we refer to as the “Offer Price”).

THE BOARD OF DIRECTORS OF ULTRALIFE HAS UNANIMOUSLY (I) DETERMINED THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE OFFER AND THE MERGER, ARE ADVISABLE AND FAIR TO, AND IN THE BEST INTERESTS OF, ULTRALIFE AND ITS STOCKHOLDERS, (II) APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE OFFER AND THE MERGER, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT, (III) RESOLVED THAT THE MERGER WILL BE EFFECTED UNDER SECTION 251(H) OF THE DGCL AND (IV) RESOLVED TO RECOMMEND THAT THE STOCKHOLDERS OF ULTRALIFE ACCEPT THE OFFER AND TENDER THEIR SHARES TO MERGER SUB PURSUANT TO THE OFFER (THE “COMPANY RECOMMENDATION”), IN EACH CASE ON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE MERGER AGREEMENT.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The consideration in the Offer is $16.00 per Share, payable in cash.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of October 27, 2026 (which, together with any amendments or supplements thereto, we refer to as the “Merger Agreement”), by and among EnerSys, Merger Sub and Ultralife, pursuant to which, as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into Ultralife (which we refer to as the “Merger”) without a vote of the stockholders of Ultralife in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Ultralife continuing as the surviving corporation and thereby becoming a wholly owned subsidiary of Parent.

4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on December 3, 2026, unless the Offer is extended by Merger Sub or earlier terminated.

5. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

6. Tendering stockholders who are record owners of their Shares and who tender Shares directly to Equiniti Trust Company, LLC, a New York limited liability trust company, the Depositary and paying agent for the Offer (which we refer to as the “Depositary”) will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Merger Sub pursuant to the Offer. Tendering stockholders who hold their Shares through a broker, dealer, commercial bank, trust company or other nominee should consult such institution as to whether it charges any service fees or commissions.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The making of the Offer in jurisdictions other than the U.S. may be restricted or prohibited by law. We are not currently aware of any jurisdiction where the making of the Offer is restricted or prohibited by law. If we become aware of any such restriction or prohibition on the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply or seek to have such prohibition or restriction declared inapplicable to the Offer. If, after a good faith effort, we cannot comply, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of the Shares in that jurisdiction. If you are in any doubt as to your eligibility to participate in the Offer, you should contact your professional advisor immediately. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Merger Sub.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All Outstanding Shares of Common Stock

of

ULTRALIFE CORPORATION

a Delaware corporation

at

$16.00 per share, payable in cash

Pursuant to the Offer to Purchase dated October 28, 2026

by

ENERSYS MERGERSUB INC.

A wholly owned subsidiary of

ENERSYS

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 28, 2026 (which we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (which we refer to as the “Letter of Transmittal” and which, together with this Offer to Purchase and other related tender offer materials, as each may be amended, supplemented or otherwise modified from time to time, constitutes, and we refer to as, the “Offer”), in connection with the offer by EnerSys Mergersub Inc., a Delaware corporation (which we refer to as “Merger Sub”) and a wholly owned subsidiary of EnerSys, a Delaware corporation (which we refer to as “EnerSys” or “Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, any and all of the outstanding shares of common stock, par value $0.10 per share (which we refer to as the “Shares”), of Ultralife Corporation, a Delaware corporation (which we refer to as “Ultralife” or the “Company”), in exchange for $16.00 per Share, payable in cash, without interest and subject to reduction for any applicable withholding taxes (which we refer to as the “Offer Price”).

The undersigned hereby instruct(s) you to tender to Merger Sub the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Merger Sub and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED

HEREBY: SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)
Please Print Name(s)

Address:
(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.